Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-8 Nos. 333-191992, 333-203097, 333-210185, 333-216388, 333-223292, 333-229848, 333-236630, 333-253363, 333-263116, and 333-270147) pertaining to the 2008 Stock Plan, 2013 Stock Incentive Plan, and 2023 Equity Incentive Plan of Veracyte, Inc.;
(2)Registration Statement (Form S-8 No. 333-277552) pertaining to the C2i Genomics, Inc. 2019 Stock Incentive Plan of Veracyte, Inc.;
(3)Registration Statements (Form S-8 Nos. 333-205206 and 333-240214) pertaining to the Amended and Restated Employee Stock Purchase Plan of Veracyte, Inc.; and
(4)Registration Statement (Form S-3 No. 333-277529) of Veracyte, Inc.

of our report dated April 16, 2024, with respect to the consolidated financial statements of C2i Genomics, Inc. as of and for the year ended December 31, 2023, included in this Current Report on Form 8-K/A.

/s/ KOST FORER GABBAY & KASIERER

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
April 16, 2024	A Member of EY Global